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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated October 18, 1996, except for Note 5, as to which the date is September 12, 1997, included in Amendment No. 2 to the Registration Statement (Form S-2) and related Prospectus of Rochester Medical Corporation dated October 8, 1997.


                                          /s/ Ernst & Young LLP


Minneapolis, Minnesota
October 8, 1997